Exhibit 99.1

Kopin Reports Solid Results for Second Quarter 2021

  $9.9 million revenues, a 12% increase year over year
  Developed World’s First 35,000 nit HDR Green OLED Microdisplay
  Inked Development Agreement with Leading Japanese Company for Color LED Microdisplay
  Introduced the First All-Plastic Pancake® Optics for VR and MR

WESTBOROUGH, Mass.--(BUSINESS WIRE)--August 3, 2021--Kopin® Corporation (Nasdaq: KOPN), a leading provider of high-resolution microdisplays and subsystems for defense, enterprise and consumer augmented reality (AR), virtual reality (VR) and mixed reality (MR) systems, today provided an update on its business initiatives and reported financial results for the second quarter ended June 26, 2021.

“We are pleased with our second quarter results as we continued to see growing demand for our products across our key business segments, including defense, enterprise and consumer,” said John C.C. Fan, CEO of Kopin. “In our defense business, we remain on track as two development programs have entered low-rate initial production (LRIP) and we expect another program to enter LRIP in the fourth quarter of 2021. Our F-35 Joint Strike Fighter program continues strong as we announced during the quarter an additional order that extends deliveries into the first quarter of 2022. During the second quarter ended June 26, 2021, we reduced shipments of our product for FWS-I thermal weapon sight systems while our customer makes system and production enhancements. We are working closely with them and expect the lower shipment rate to continue during the third fiscal quarter and then to increase in the fourth fiscal quarter of 2021 to make up some of the shortfall. Despite this short-term slow down, the program remains very strong, and we expect a follow-on order in the third quarter of 2021."

Dr. Fan continued, “As discussed during our first quarter call, we have continued to increase our R&D activities as we see significant opportunities in the AR and VR space. Our customer-funded R&D revenue increased approximately 59% year over year, as a result of driving interest in our next generation displays and display technology programs. We continued significant advancements during the quarter with our organic light emitting diode display (OLED) technologies, including the world’s first 35,000 nit HDR green OLED microdisplay that delivers an unprecedented brightness level which is an important feature for many avionic and AR applications. We also announced what we believe is the first All-Plastic Pancake™ Optics. These patented optics provide dramatic improvements in both size and weight compared to the glass optics available today, removing a significant barrier to consumer acceptance of AR and VR glasses and headset designs. We have already received interest from potential customers about our Pancake Optics,” said Dr. Fan.

“We also just announced a multi-year development agreement with a leading global consumer electronics partner to develop a 1"-diagonal 2K x 2K full-color LED microdisplay. Superhigh-resolution full-color LED microdisplays with brightness approaching 100,000 nits can create new and exciting applications for microdisplays and satisfy the demanding requirements of certain AR and MR applications. The LED microdisplays from this collaboration will expand our microdisplay portfolio, making us the world's only provider of LCD, LCOS, OLED and LED microdisplays on silicon. Our wide portfolio of products allows us to offer our customers the best product and technology solution for their particular application.”

“In short, we continue to grow our current business while we actively innovate and advance our technology, paving the path for future growth in AR/VR/MR applications. The market conditions are favorable, and we believe we are well positioned to capitalize on them,” concluded Dr. Fan.

Second Quarter Financial Results

Total revenues for the second quarter ended June 26, 2021, were $9.9 million, compared with $8.8 million for the second quarter ended June 27, 2020, a 12% increase year over year.

Cost of Product Revenues for the second quarter ended June 26, 2021, was $6.0 million, compared with $4.8 million for the second quarter ended June 27, 2020. The increase in cost of product revenues as a percentage of net product revenues for the three months ended June 26, 2021, as compared to the three months ended June 27, 2020, was primarily due to lower manufacturing efficiencies driven by lower volumes of FWSi production.

Research and development expenses for the second quarter of 2021 were $3.9 million compared with $2.2 million for the second quarter of 2020, a 75% increase year over year. The increase was driven by an increase in research and development costs for our customer-funded defense programs and internal OLED development activities.

Selling, general and administrative (SG&A) expenses were $4.0 million for the second quarter of 2021 compared with $2.9 million for the second quarter of 2020. SG&A expenses increased for the three months ended June 26, 2021, as compared to the three months ended June 27, 2020, primarily due to increases in stock-based compensation and bad debt expense which were partially offset by lower professional fees. Non-GAAP SG&A expenses were $3.7 million for the second quarter of 2021, compared to $2.8 million for the second quarter of 2020, a 31% increase year over year. A table that reconciles this non-GAAP financial measure to SG&A expenses, as reported, is included below.

Net Loss Attributable to Kopin Corporation for the second quarter of 2021 was $3.8 million, or $0.04 per share, compared with Net Loss Attributable to Kopin Corporation of $1.1 million, or $0.01 per share, for the second quarter of 2020. Non-GAAP Net Loss Attributable to Kopin Corporation for the second quarter of 2021 was $3.5 million, or $0.04 per share, compared with Non-GAAP Net Loss Attributable to Kopin Corporation of $1.0 million, or $0.01 per share, for the second quarter of 2020. A table that reconciles these non-GAAP financial measures to Net Loss Attributable to Kopin Corporation and Net Loss Per Share, as reported, is included below.

Net Cash Used in Operating Activities for the second quarter ended June 26, 2021, was approximately $5.4 million. Kopin's Cash and Equivalents and Marketable Securities were approximately $30.8 million at June 26, 2021 as compared to $20.7 million at December 26, 2020. During the three months ended June 26, 2021, we sold 92,335 shares for gross proceeds of approximately $0.8 million (average of $9.02 per share) before deducting broker expenses paid by us of less than $0.1 million, pursuant to our existing at-the-market (ATM) program. For the six months ended June 26th, 2021, we sold an aggregate of 2,496,697 shares for gross proceeds of approximately $16.8 million (average of $6.74 per share) before deducting broker expenses paid by us of $0.5 million, pursuant to our existing ATM dated as of March 5, 2021, and our previous ATM program that has since terminated pursuant to its terms. On June 28, 2021 (the first business day of our fiscal third quarter), we sold 600,000 shares of common stock for gross proceeds of $4.8 million (average of $8.06 per share), before deducting broker expenses paid by us of less than $0.2 million, pursuant to our ATM program.

We have no long-term debt.

All amounts above are estimates and readers should refer to our Form 10-Q for the quarter ended June 26, 2021 for final disposition as well as important risk factors.

Kopin Corporation

DISCUSSION REGARDING THE USE OF NON-GAAP FINANCIAL MEASURES

Our earnings release contains some or all of the following financial measures that have not been calculated in accordance with United States Generally Accepted Accounting Principles (“GAAP”): (i) non-GAAP SG&A expenses, (ii) non-GAAP Net Loss Attributable to Kopin Corporation, and (iii) non-GAAP Net Loss Per Share. A non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of operation, balance sheets, or statements of cash flows of a company; or, includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. As set forth in the “Unaudited Reconciliations of Non-GAAP Financial Measures” table found below, we derive such non-GAAP financial measures by excluding stock-based compensation expenses from the respective GAAP financial measure that is most directly comparable to each non-GAAP financial measure. Management uses these non-GAAP financial measures to evaluate our operating performance and compare it against past periods, make operating decisions, forecast for future periods, and compare our operating performance against peer companies. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating an item that management believes might otherwise make comparisons of our ongoing business with prior periods and competitors more difficult, obscure trends in ongoing operations or reduce management’s ability to make forecasts.

We provide investors with a Non-GAAP Net Loss Attributable to Kopin Corporation and a Non-GAAP Net Loss Per Share because we believe it is important for investors to be able to closely monitor and understand changes in our ability to generate income from ongoing business operations. We believe these Non-GAAP financial measures give investors an additional method to evaluate historical operating performance and identify trends, an additional means of evaluating period-over-period operating performance and a method to facilitate certain comparisons of our operating results to those of our peer companies. We also believe that providing a Non-GAAP Net Loss Attributable to Kopin Corporation and a Non-GAAP Net Loss Per Share allows investors to assess the extent to which our ongoing operations impact our overall financial performance. We further believe that providing non-GAAP Net Loss Attributable to Kopin Corporation and non-GAAP Net Loss Per Share allows investors to assess the overall financial performance of our ongoing operations by eliminating the impact of stock-based compensation expense, which may not occur in each period presented and which may represent non-cash items unrelated to our ongoing operations.

We calculate a Non-GAAP SG&A expenses, a Non-GAAP Net Loss Attributable to Kopin Corporation and a Non-GAAP Net Loss Per Share by eliminating stock-based compensation expense from SG&A expenses, Net Loss Attributable to Kopin Corporation, and Net Loss Per Share, respectively, each of which is derived from our condensed consolidated statements of operations. We exclude stock-based compensation because (1) the total amount of expense is partially outside of our control because it is based on factors such as stock price, which may be unrelated to our performance during the period in which the expense is incurred and (2) the amount of the expense can vary significantly between companies due to factors that can be outside of the control of such companies.

The non-GAAP financial measures presented in the table above should not be considered in isolation and are not an alternative for the respective GAAP financial measure that is most directly comparable to each such non-GAAP financial measure. Readers are cautioned against placing undue reliance on these non-GAAP financial measures and are urged to review and consider carefully the adjustments made by management to the most directly comparable GAAP financial measures to arrive at these non-GAAP financial measures. Non-GAAP financial measures may have limited value as analytical tools because they may exclude certain expenses that some investors consider important in evaluating our operating performance or ongoing business performance. Further, non-GAAP financial measures are likely to have limited value for purposes of drawing comparisons between companies as a result of different companies potentially calculating similarly titled non-GAAP financial measures in different ways because non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

Conference Call

Kopin will host a conference call this morning at 8:30am ET. To participate, please dial 1-800-437-2398 (U.S. and Canada) or 1-323-289-6576 (International). The call will also be available as a live and archived audio webcast on the Investor Relations section of Kopin's website at www.kopin.com.

About Kopin:

Kopin Corporation is a leading developer and provider of innovative wearable technologies and critical components for integration into wearable computing systems for defense, industrial and consumer products. Kopin's technology portfolio includes ultra-small displays, optics, modules and low-power ASICs. For more information, please visit Kopin's website at www.kopin.com.

Kopin and Pancake are trademarks of Kopin Corporation.

Forward-Looking Statements

Statements in this press release may be considered "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended , and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the safe harbor created by such sections. Words such as "expects," "believes," "can," "will," "estimates," and variations of such words and similar expressions, and the negatives thereof, are intended to identify such forward-looking statements. We caution readers not to place undue reliance on any such "forward-looking statements," which speak only as of the date made, and advise readers that these forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties, estimates, and assumptions by us that are difficult to predict. These forward-looking statements may include statements with respect to: our expectation that another program will enter low-rate initial production in the fourth quarter of 2021; our expectation that the lower shipment rate of FWS-I systems to continue during the third fiscal quarter and then to increase in the fourth fiscal quarter of 2021 to make up some of the shortfall; and our expectation of a follow-on order for FWS-I systems in the third quarter of 2021; growth in AR/VR/MR applications; and our belief that we are well positioned to capitalize on favorable market conditions. Various factors, some of which are beyond our control, could cause actual results to differ materially from those expressed in, or implied by, such forward-looking statements. We disclaim any obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release, except as may otherwise be required by the federal securities laws. These forward-looking statements are only predictions, subject to risks and uncertainties, and actual results could differ materially from those discussed. Important factors that could affect performance and cause results to differ materially from management's expectations are described in Part I, Item 1A. Risk Factors; Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations; and other parts of our Annual Report on Form 10-K for the fiscal year ended December 26, 2020, or as updated from time to time our Securities and Exchange Commission filings.

Kopin Corporation
Unaudited Reconciliations of Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended		Six Months Ended

	June 26, 2021	June 27, 2020	June 26, 2021	June 27, 2020

GAAP Selling, general and administration	$4,040,979	$2,909,366	$9,946,685	$6,341,457
Stock-based compensation expense	359,000	88,000	2,741,000	177,000
Non-GAAP Selling, general and adminstration	$3,681,979	$2,821,366	$7,205,685	$6,164,457

GAAP Net loss attributable to the controlling interest	$(3,848,867)	$(1,121,541)	$(7,995,105)	$(4,717,060)
Stock-based compensation expense	359,000	88,000	2,741,000	177,000
Non-GAAP Net loss attributable to the controlling interest	$(3,489,867)	$(1,033,541)	$(5,254,105)	$(4,540,060)

Net loss per share:
Basic and diluted	$(0.04)	$(0.01)	$(0.09)	$(0.06)
Stock-based compensation expense per share	(0.00)	(0.00)	(0.03)	(0.00)
Basic and diluted Non-GAAP	$(0.04)	$(0.01)	$(0.06)	$(0.05)

Kopin Corporation
Supplemental Information
(Unaudited)

	Three Months Ended		Six Months Ended

	June 26, 2021	June 27, 2020	June 26, 2021	June 27, 2020
Revenues by Category (in millions)
Defense Applications	$3.8	$4.5	$8.8	$8.0
Industrial Applications	2.6	1.4	4.7	3.6
Consumer and Other Applications	0.5	0.8	1.0	1.0
Research and Development	2.7	1.7	6.3	3.7
License and Royalties	0.3	0.4	0.8	0.4
Total	$9.9	$8.8	$21.6	$16.7

Stock-Based Compensation Expense
Cost of product revenues	$35,000	$16,000	$169,000	$30,000
Research and development	121,000	58,000	215,000	113,000
Selling, general and administrative	359,000	88,000	2,741,000	177,000
	$515,000	$162,000	$3,125,000	$320,000

Other Financial Information
Depreciation and amortization	$207,000	$171,000	$412,000	$342,000

Kopin Corporation
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended		Six Months Ended
	June 26, 2021	June 27, 2020	June 26, 2021	June 27, 2020
Revenues:
Net product revenues	$6,928,819	$6,670,303	$14,497,663	$12,589,509
Research and development and other revenues	2,976,437	2,144,343	7,083,961	4,103,742
	9,905,256	8,814,646	21,581,624	16,693,251
Expenses:
Cost of product revenues	6,044,543	4,779,577	12,441,213	10,427,424
Research and development	3,886,253	2,221,154	7,449,553	4,560,902
Selling, general and administration	4,040,979	2,909,366	9,946,685	6,341,457
	13,971,775	9,910,097	29,837,451	21,329,783

Loss from operations	(4,066,519)	(1,095,451)	(8,255,827)	(4,636,532)

Other income (expense), net	249,636	(5,732)	286,221	(92,642)

Loss before provision for income taxes and net loss from noncontrolling interest	(3,816,883)	(1,101,183)	(7,969,606)	(4,729,174)

Tax provision	(32,000)	(42,000)	(65,000)	(71,000)

Net loss	(3,848,883)	(1,143,183)	(8,034,606)	(4,800,174)

Net loss attributable to noncontrolling interest	16	21,642	39,501	83,114

Net loss attributable to the controlling interest	$(3,848,867)	$(1,121,541)	$(7,995,105)	$(4,717,060)

Net loss per share:
Basic and diluted	$(0.04)	$(0.01)	$(0.09)	$(0.06)

Weighted average number of common shares outstanding:
Basic and diluted	88,815,356	82,569,379	88,096,822	82,552,896

Kopin Corporation
Condensed Consolidated Balance Sheets
(Unaudited)

	June 26, 2021	December 26, 2020
ASSETS
Current assets:
Cash and marketable securities	$30,784,280	$20,748,550
Accounts receivable, net	7,443,210	9,260,865
Contract assets and unbilled receivables	3,196,477	4,455,756
Inventory	6,249,403	3,521,753
Prepaid and other current assets	2,329,883	1,469,256

Total current assets	50,003,253	39,456,180

Plant and equipment, net	1,860,899	1,626,930
Operating lease right of use assets	1,258,001	1,780,039
Equity investments	4,540,210	4,523,525
Other assets	162,473	162,473

Total assets	$57,824,836	$47,549,147

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,099,714	$5,606,910
Accrued expenses	4,964,484	4,295,315
Customer deposits	2,640,321	3,950,031
Deferred tax liabilities	540,617	554,031
Contract liabilities and billings in excess of revenues earned	2,076,467	1,493,847
Operating lease liabilities	762,139	982,375

Total current liabilities	16,083,742	16,882,509

Other long term liabilities	1,612,312	1,546,737
Operating lease liabilities, net of current portion	488,392	821,306

Total Kopin Corporation stockholders' equity	39,816,727	28,435,431
Noncontrolling interest	(176,337)	(136,836)
Total stockholders' equity	39,640,390	28,298,595
Total liabilities and stockholders' equity	$57,824,836	$47,549,147

Contacts

For Further Information Please Contact:

Richard Sneider, 508-870-5959
Treasurer and Chief Financial Officer
Richard_Sneider@kopin.com
or
Market Street Partners
Joann Horne, 415-445-3233
JHorne@marketstreetpartners.com